UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2015

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30,339
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On February 18, 2015, BlueLinx Corporation, a wholly-owned subsidiary of BlueLinx Holdings Inc., reached an agreement (the “Tenth Amendment”) with Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association and the other signatories thereto, to amend the terms of its existing Amended and Restated Loan and Security Agreement, dated August 4, 2006, as amended (the “Credit Agreement”). The Tenth Amendment modifies the Credit Agreement as follows:

Overall Credit Agreement:

(a)	extends the maturity date of the Credit Agreement to April 15, 2017;

(b)	requires the refinancing, extension or replacement of our current mortgage on or before May 1, 2016 such that the maturity date of the new mortgage facility is not sooner than July 15, 2017;

(c)	requires the repayment of not less than $35 million by May 1, 2016; and

(d)	it will be considered an Event of Default (as defined in the Credit Agreement) if we do not meet the covenants described in items (b) and (c) above.

$20 million Tranche A Loan (the “Tranche A Loan”):

(a)
extends the maturity date of the Tranche A Loan to June 30, 2016, with the principal amount decreasing by $2 million each month beginning on April 1, 2016, but such step downs will not occur if, after giving effect to the applicable reduction, Excess Availability (as defined in the Credit Agreement) will be less than $50 million or an Event of Default will exist or will have occurred and be continuing;

(b)	amends the interest rate for the Tranche A Loan to begin increasing by 25 basis points each 90 days beginning on April 1, 2015, with a maximum of 100 basis points; and

(c)	while the Tranche A Loan is outstanding, increases our fixed charge coverage ratio to 1.2 to 1.0 in certain situations.

Except as described above, all other material terms of the Credit Agreement remain unchanged. The foregoing description of the Tenth Amendment is qualified in its entirety by reference to the Tenth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition

On February 19, 2015, BlueLinx Holdings Inc. (“BlueLinx” or “the Company”) issued a press release announcing its financial results for the fiscal fourth quarter and fiscal year ended January 3, 2015. A copy of BlueLinx’ press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On February 19, 2015, as previously announced, BlueLinx held a teleconference and audio webcast to discuss its financial results from the fiscal fourth quarter and fiscal year ended January 3, 2015. The webcast will be archived and can be accessed via BlueLinx’ website at www.BlueLinxCo.com. Additionally, BlueLinx has posted slides at its website, under the investor relations page, which were referenced during the audio webcast. These slides are furnished as Exhibit 99.3 hereto. All information on the slides and in the webcast is presented as of February 19, 2015, and BlueLinx does not assume any obligation to update such information in the future.

To supplement GAAP financial information, we may use adjusted measures of operating results which are non-GAAP measures. This non-GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excluding non-recurring, infrequent or other non-cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures of net earnings, diluted earnings per share or net cash provided by (used in) operating activities prepared in accordance with generally accepted accounting principles in the United States.

The information included in this Item 2.02, as well as Exhibits 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01     Financial Statements and Exhibits

(d)              Exhibits

Exhibit No.	Description
10.1
Tenth Amendment, dated February 18, 2015, to the Amended and Restated Loan and Security Agreement, dated August 4, 2006, as amended, by and between BlueLinx Corporation, Wells Fargo and the other signatories listed therein.

99.1	Press release, dated February 18, 2015, regarding the Tenth Amendment.
99.2	Press release, dated February 19, 2015, reporting financial results for the fiscal fourth quarter and fiscal year ended January 3, 2015
99.3	Webcast conference call slides used during webcast conference call on February 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

By:	/s/ Susan C. O’Farrell
Susan C. O’Farrell
Senior Vice President, Chief Financial Officer, Treasurer & Principal Accounting Officer

Dated: February 19, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1
Tenth Amendment, dated February 18, 2015, to the Amended and Restated Loan and Security Agreement, dated August 4, 2006, as amended, by and between BlueLinx Corporation, Wells Fargo and the other signatories listed therein.

99.1	Press release, dated February 18, 2015, regarding the Tenth Amendment.
99.2	Press release, dated February 19, 2015, reporting financial results for the fiscal fourth quarter and fiscal year ended January 3, 2015
99.3	Webcast conference call slides used during webcast conference call on February 19, 2015